IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
Registration No. 2-73114/811-3217

EXHIBIT INDEX

9.   Opinion of Counsel

10.  Consent of Independent Auditors

11.  Financial Statement Schedules

14.  Financial Data Schedules

15.1 Power of Attorney, dated April 9, 1998

15.2 Power of Attorney, dated August 19, 1997